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                                EXHIBIT (10)(I)

                             Material Contracts --
                             1997 Stock Option Plan





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                     RICHMAN GORDMAN 1/2 PRICE STORES, INC.
                             1997 STOCK OPTION PLAN


       Statement of the 1997 Stock Option Plan (the "Plan") of Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation (the "Company").

       1. Purpose. The purpose of the Plan is to provide a means by which the Company shall be able to attract and retain highly talented employees and provide those personnel with an opportunity to participate in the increased value of the Company which their efforts, initiative, and skill have helped produce.

       2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") as that Committee may be constituted from time to time. Subject to the express provisions of the Plan, the Committee also shall have absolute authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be conclusive.

       3. Eligibility. The class of persons eligible to receive options to acquire ("Options") shares of the Company's $ .01 par value Series A Common Stock ("Stock") pursuant to this Plan shall be all full-time employees. The Options awarded pursuant to this Plan are referred to as "Awards". From time to time the Committee, on recommendation of the President and CEO of the Company, shall designate, from among such eligible persons, the persons to whom Awards shall be granted (each person so designated, a "Participant", and
collectively, the "Participants").   Such designations shall be made on the
recommendation of the President and be approved at the discretion of the Committee. In designating Participants, the President, with the approval of the Committee, shall fix the number of shares subject to an Option or number of Units to be granted to the Participants.

       4. Award Restrictions. All Awards shall be subject to a five-year vesting period, provided the Participant continues to be employed by the Company at the end of the vesting period, except as otherwise provided below. Each such schedule may provide for installment vesting or full vesting at the end of the period, and may include any other conditions upon the vesting of the Award as the Committee shall determine. The terms and conditions of each Award shall be set forth in a written document constituting an "Option Award Agreement" substantially in the form attached hereto (the "Agreement") to be signed by the Participant and returned to the Company. Any unvested Award shall vest upon a Change of Control (as defined in the Agreement).

       5. Termination of Employment. If a Participant's employment terminates during the vesting period due to death or disability or termination by the Company other than for Cause, the Award will fully vest as of the date of such event. Termination as an employee for any other

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reason, including retirement, resignation or discharge for Cause, will result in forfeiture of the Award at the time of termination as to any unvested Options, unless otherwise specified in writing by the Committee. "Cause" means a reason which a reasonable employer, acting in good faith, would regard as good and sufficient reason for terminating the services of an employee, as distinguished from an arbitrary whim or caprice. For example, "Cause" includes, without limitation, the employee's substandard or poor performance, misconduct, or breach of the Company's policies and procedures.

       6. Amount of Stock. The aggregate number of shares of the Company's Stock which may be subject to Option under this Plan shall be Nine Hundred Thousand (900,000) shares of the Company's Stock, subject to legal availability. This total number of shares available under the Plan shall be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of, shares of Stock (but excluding, without limitation, issuance of authorized but unissued shares whether or not as a result of an increase in the number of authorized shares). In the event Options under this Plan are forfeited as provided in Paragraph 5, such forfeited Options may be granted to other Participants as provided in this Plan. The total number of shares to be granted, up to the limit specified above, shall be determined by the President in his sole discretion. A portion of the available shares, in an amount to be determined by the President in his sole discretion, shall be subject to grants in
accordance with this Plan during fiscal year 1997.   The balance of the
remaining available shares may be granted following the end of fiscal year 1997 by the President in his sole discretion based upon the Company's attaining or exceeding its 1997 net profit plan.

       7. Expiration. Options shall expire as specified in the respective Agreement establishing the award of Options for each Participant, but all Options shall expire no later than 10 years from the date of grant.

       8. Exercise Price. If the Stock is actively traded on a national securities exchange or NASDAQ, the exercise price for Options shall be the Market Value of the Stock at the close of business on the date of the Option grant. Market Value means the last bid price for the Stock on that particular day or the most recent preceding day for which a bid price is available, or if the Stock is not so traded, or if no bid price is available, the value determined at such date by or at the direction of the Committee.

       9. Exercise. Options may be exercised, to the extent exercisable by their terms, in whole or in part from time to time and at any time before their expiration. Any exercise shall be accompanied by a written notice to the Company specifying the number of Options being exercised.

       10. Transferability. Any rights arising under the Plan with respect to Options shall not be transferable otherwise than by will or the laws of descent and distribution.


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       11.       Condition of Employment.  The granting of Awards under this
Plan shall impose no obligation on the Company (or any of its parent or subsidiary corporations) to continue the employment of any Participant and shall not lessen or affect the right to terminate such employment of the Participant.

       12. Amendment of the Plan. The Board of the Company may from time to time alter, amend, suspend or discontinue this Plan and make rules for its administration, except that the Board shall not end or modify any rights which would otherwise exist under an Agreement, once entered into.

       13. Grants Discretionary. The granting of Awards under this Plan shall be entirely discretionary and, except as expressly stated herein, nothing in the Plan shall be deemed to give any employee any right to participate in the Plan or to receive an Award.

       14. Securities Laws. The Company has no obligation to register Options granted to Participants under this Plan. If Options granted have not been registered, upon issuance of Options to the Participant and upon issuance of Stock upon exercise of Options, the Participant shall represent and warrant to the Company that shares of Stock, Options or Units are being acquired for investment purposes and shall acknowledge transfer restrictions under applicable securities laws as provided in the Agreement. The Company shall place a legend on any Stock certificate issued under the Plan to assure compliance with this Paragraph. No shares of Stock shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 and any other than applicable securities law.

       15. Withholding of Tax. There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to that governmental authority for the account of the Participant entitled to the distribution.

       16. Effective Date. The Plan shall become effective upon approval of it by the Board.


Adopted by the Board of Directors
of Richman Gordman 1/2 Price Stores, Inc.
on June 4, 1997.


/s/ Jeffrey J. Gordman
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Secretary




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